Exhibit 99.1

GTY Technology Holdings Announces Fourth Quarter and Full Year 2021 Financial Results

Total fourth quarter revenue of $16.6 million, up 27% year-over-year

Annual recurring revenue of $51.0 million, up 23% year-over-year

(Boston, MA, February 17, 2022) – GTY Technology Holdings Inc. (Nasdaq: GTYH) (“GTY”), a leading vertical SaaS/Cloud solution provider for the public sector, today announced financial results for the fourth quarter and full year ended December 31, 2021.

“GTY’s fourth-quarter performance was a solid finish to what was a strong year for the company, highlighted by accelerating revenue growth of 27%. While the pandemic isn’t quite over, our team has been executing very well in this environment. The Public Sector market is improving driven by accelerating digital transformation, improved budgets, and stimulus money all resulting in increases to our pipelines. In addition, organizations that have adopted best of breed cloud technologies like ours are successfully managing through the transition to hybrid work environments,” said TJ Parass, CEO of GTY.

“We enter 2022 with significant momentum across our business units. The digital transformation of the public sector is still in its early stages, and we believe GTY is in an excellent position to benefit from the continued shift to the cloud. Our focus this year will be to continue expanding our sales force, enhance our go-to-market strategy and convert our substantial pipeline. I want to thank our team, which remains focused on executing on our mission and delivering best-in-class service to our public sector customers.”

Fourth Quarter 2021 Financial Highlights

●	Revenue: Total GAAP revenue for the fourth quarter of 2021 was $16.6 million, up 27% compared to $13.1 million in the fourth quarter of 2020. Total non-GAAP revenue for the fourth quarter of 2021 was $16.7 million, up 26% compared to $13.2 million in the fourth quarter of 2020.
●	Gross Profit: Gross profit for the fourth quarter of 2021 was $10.1 million, compared to $8.2 million for the fourth quarter of 2021. Gross margin for the fourth quarter of 2021 was 61%, compared to 62% for the fourth quarter of 2020. Non-GAAP gross profit for the fourth quarter of 2021 was $10.6 million, compared to $8.5 million for the fourth quarter of 2021. Non-GAAP gross margin was 63% for the fourth quarter of 2021, compared to 65% for the fourth quarter of 2020.
●	Operating (Loss): Operating loss for the fourth quarter of 2021 was $(21.0) million, compared to an operating loss of $(11.1) million in the fourth quarter of 2020. Our operating loss for the quarter includes a goodwill impairment charge of $15.8 million. Non-GAAP operating loss for the fourth quarter of 2021 was $(1.4) million, compared to an operating loss of $(1.1) million in the fourth quarter of 2020.
●	Net (Loss): Net loss for the fourth quarter of 2021 was $(20.8) million, or $(0.36) per share, based on 57.6 million weighted average shares outstanding. During the fourth quarter of 2020, net loss was $(13.4) million, or $(0.25) per share, based on 53.9 million weighted average shares outstanding.

Full Year 2021 Financial Highlights

●	Revenue: Total GAAP revenue for the full year of 2021 was $60.5 million, up 26% compared to $48.1 million in 2020. Total non-GAAP revenue for the full year of 2021 was $60.9 million, up 25% compared to $48.8 million in 2020.
●	Gross Profit: Gross profit for the full year of 2021 was $38.1 million, compared to $29.7 million in 2020. Gross margin for the full year of 2021 was 63%, compared to 62% in 2020. Non-GAAP gross profit for the full year of 2021 was $40.0 million, compared to $31.2 million in 2020. Non- GAAP gross margin for the full year of 2021 was 66%, compared to 64% in 2020.
●	Operating (Loss): Operating loss for the full year of 2021 was $(45.5) million, compared to an operating loss of $(42.7) million in the full year of 2020. Non-GAAP operating loss for the full year of 2021 was $(4.1) million, compared to an operating loss of $(11.1) million in the full year of 2020.

●	Net (Loss): Net loss for the full year of 2021 was $(53.8) million, or $(0.94) per share, based on 57.1 million weighted average shares outstanding, compared to a net loss of $(41.9) million, or $(0.78) per share based on 53.5 million weighted average shares outstanding.

Definitions and reconciliations of all non-GAAP financial measures and additional information regarding operating measures are included below in the section titled “Use of Non-GAAP Financial Measures” and in the accompanying tables. All comparisons in this press release are year-over-year over year unless otherwise provided.

Fourth Quarter 2021 Highlights and Key Metrics

●	Average annual recurring revenue, or ARR, per customer increased 15% to $26,900 compared to December 31, 2020.
●	The number of customers was 1,894 as of December 31, 2021, an increase of 7% from 1,768 as of December 31, 2020.

Additional information regarding our new customers, total customers and Annual Recurring Revenue and how each is calculated is included below.

Financial Outlook

As of February 17, 2022, GTY is providing guidance for its first quarter and full year 2022 as follows:

●	First Quarter 2022 Guidance: Total Non-GAAP revenue is expected to be in the range of $15.0 million to $15.5 million or approximately 14% year-over-year growth. Non-GAAP loss from operations is expected to be in the range of $(3.0) to $(3.5) million.
●	Full Year 2022 Guidance: Total Non-GAAP revenue is expected to be in the range of $71.0 million to $74.0 million or approximately 19% year-over-year growth. Non-GAAP loss from operations is expected to be in the range of $(12.0) to $(15.0) million. Total ARR is expected to be in the range of $63.0 million to $66.0 million or approximately 26% year- over-year growth.
●	Operating Cash Flow Guidance: Operating cash flows for Q122 are expected to be negative, similar to Q121. For the full year 2022 we also expect cash flows from operations to be negative as a result of continued investments to support growth. For the full year, we expect cash outflows from operations will be similar in total to 2021.

“We see a number of tailwinds in our market which are driving improvements in our sales pipelines. As a result, we will continue to invest in go-to-market and product development in 2022.”, said John Curran, CFO of GTY, “The sales investments will require time to ramp to full productivity and we expect further improvement in productivity in the second half of the year. Our anticipated acceleration in ARR growth will be the leading indicator of the success of these initiatives.”

Conference Call and Webcast

GTY will hold its quarterly earnings call on February 17, 2022 at 4:30 p.m. ET. Conference call details for participation on the call are listed below. A transcript will also be posted to the Investor Relations section of our website at www.gtytechnology.com.

Investors and participants can register for the call in advance by registering here. After registering, instructions will be shared on how to join the call. The call will also be available via live webcast here. The archived webcast will be available shortly after the call on the company website, www.gtytechnology.com.

About GTY Technology Holdings Inc.

GTY Technology Holdings Inc. (NASDAQ: GTYH) (“GTY”) brings leading public sector technology companies together to achieve a new standard in stakeholder engagement and resource management. Through its six business units, GTY offers an intuitive cloud-based suite of solutions for state and local governments, education institutions, and healthcare organizations spanning functions in procurement, payments, grant management, budgeting, and permitting: Bonfire provides strategic sourcing and procurement software to enable confident and compliant spending decisions; CityBase provides government payment solutions to connect constituents with utilities and government agencies; eCivis offers a grant management system to maximize grant revenues and track performance; OpenCounter provides user-friendly software to guide applicants through complex permitting and licensing procedures; Questica offers budget preparation and management software to deliver on financial and non-financial strategic objectives; Sherpa provides public-sector budgeting software and consulting services.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the impact of public health crises, epidemics and pandemics such as the COVID-19 pandemic on our operations, our customers and the economy, including the duration, spread and severity of such crises, and variants, vaccinations, treatments, testing, and recurrences; (2) the costs of acquisitions and the risk that the ongoing integration of the businesses acquired in our business combination and any subsequent acquisitions disrupts current plans and operations; (3) the ability to fully recognize the anticipated benefits of the business combination and any subsequent acquisitions, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably; (4) the ability to attract, retain, and motivate its key employees and, if they depart, to recruit, hire, and motivate replacements with comparable or better knowledge, skills and abilities; (5) our failure to generate sufficient cash flow from our business to make payments on our debt; (6) our ability to raise or borrow additional funds on acceptable terms; (7) changes in applicable laws or regulations and the adoption of new accounting standards, statements, and interpretations; (8) legal proceedings and investigations that could harm our business, including those relating to former special purpose acquisition companies; (9) the possibility that the company may be adversely affected by other economic, business or competitive factors, including inflation; and (10) other risks and uncertainties included in our Annual Report on Form 10-K for the year ended December 31, 2020 and our subsequent filings with the Securities and Exchange Commission. We caution you that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by applicable securities laws.

Use of Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared in accordance with U.S. generally accepted accounting principles, or GAAP, GTY has provided in this release certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP revenues, (ii) non-GAAP gross profit and non-GAAP gross margin, (iii) and non-GAAP loss from operations.

GTY’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating GTY’s ongoing operational performance and trends. However, it is important to note that particular items GTY excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP financial measures has been provided in the tables included as part of this press release.

Non-GAAP Revenues. Non-GAAP revenues are defined as GAAP revenues adjusted for the impact of purchase accounting resulting from GTY’s business combination which reduced its acquired contract liabilities to fair value. The company believes that presenting non-GAAP revenues is useful to investors as it eliminates the impact of the purchase accounting adjustments to revenues to allow for a direct comparison between periods.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Non-GAAP gross profit is defined as GAAP gross profit adjusted for the impact of purchase accounting resulting GTY’s business combination and share-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by non-GAAP revenues. The company believes that presenting non-GAAP gross profit and margin is useful to investors as it eliminates the impact of the purchase accounting adjustments to allow for a direct comparison between periods.

Non-GAAP Loss From Operations. Non-GAAP loss from operations is defined as GAAP loss from operations adjusted for the impact of purchase accounting to revenues resulting from GTY’s business combination, the amortization of acquired intangible assets, share-based compensation, acquisition related costs, goodwill impairment expense, restructuring expenses and the change in fair value of contingent consideration. The company believes that presenting non-GAAP loss from operations is useful to investors as it eliminates the impact of certain non-cash and acquisition related expenses to allow a direct comparison of loss from operations between periods.

Non-GAAP Net Loss. Non-GAAP net loss is defined as GAAP net loss adjusted for the impact of purchase accounting to revenues resulting from GTY’s business combination, the amortization of acquired intangible assets, share-based compensation, acquisition related costs, goodwill impairment expense, restructuring expenses, the change in fair value of contingent consideration and the change in fair value of warrant liability. The company believes that presenting non-GAAP loss from operations is useful to investors as it eliminates the impact of certain non-cash and acquisition related expenses to allow a direct comparison of loss from operations between periods.

Operating Metrics

We define the number of customers as the number of accounts with a unique account identifier for which we have an active contract in the period indicated. New customers are those that have signed a new contract with a GTY entity in the period.

We define ARR as the annualized revenue run-rate of subscription, maintenance or transaction-based agreements from all customers at a point in time. For transaction based CityBase contracts we use the following calculation: For large projects (greater than $10 thousand per month) with 12 months or more of history we use the trailing 12 months of history. For large projects with less than 12 months of history, we calculate an annualized value based on the history available. For small projects (less than $10 thousand per month) we annualize the most recent month’s activity.

Average ARR per customer is calculated by dividing total ARR at the end of the period by the number of customers at the end of the period.

Exhibit 1

GTY Technology Holdings Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenues	$16,620	$13,101	$60,453	$48,128
Cost of revenues	6,500	4,927	22,372	18,468
Gross Profit	10,120	8,174	38,081	29,660

Operating expenses
Sales and marketing (1)	4,644	3,754	16,264	16,150
General and administrative (1)	6,182	5,136	23,244	21,743
Research and development (1)	3,777	2,775	13,072	12,158
Amortization of intangible assets	3,668	3,683	14,579	14,681
Goodwill impairment	15,827	2,000	15,827	2,000
Restructuring charges	—	—	—	3,666
Change in fair value of contingent consideration	(3,002)	1,951	597	1,980
Total operating expenses	31,096	19,299	83,583	72,378
Loss from operations	(20,976)	(11,125)	(45,502)	(42,718)

Other income (expense)
Interest income (expense), net	(863)	(645)	(3,364)	(1,758)
Loss from repurchase/issuance of shares	—	(666)	(5,333)	(2,056)
Change in fair value of warrant liability	2,195	(973)	(1,828)	2,131
Gain on extinguishment of debt	—	—	3,210	—
Other income (loss), net	(153)	(359)	(162)	78
Total other income (expense), net	1,179	(2,643)	(7,477)	(1,605)

Loss before income taxes	(19,797)	(13,768)	(52,979)	(44,323)
Benefit from (provision for) income taxes	(1,003)	371	(849)	2,439
Net loss	$(20,800)	$(13,397)	$(53,828)	$(41,884)

Net loss per share, basic and diluted	$(0.36)	$(0.25)	$(0.94)	$(0.78)
Weighted average common shares outstanding, basic and diluted	57,574	53,893	57,115	53,450

Net loss	$(20,800)	$(13,397)	$(53,828)	$(41,884)
Other comprehensive loss:
Foreign currency translation gain (loss)	11	(677)	(50)	(364)
Total other comprehensive income (loss)	11	(677)	(50)	(364)
Comprehensive loss	$(20,789)	$(14,074)	$(53,878)	$(42,248)

(1) Amounts include share-based compensation expense as follows:
Cost of revenues	$357	$236	$1,459	$811
Sales and Marketing	368	466	1,229	2,034
General and administrative	1,891	1,367	6,081	4,838
Research and development	326	214	1,200	938
Total share-based compensation expense	$2,942	$2,283	$9,969	$8,621

Exhibit 2

Reconciliations of non-GAAP Financial Measures

(in thousands)

(unaudited)

Non-GAAP Reconciliation	Three Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020
Revenues	$16,620	$16,257	$13,101
Purchase accounting adjustment to revenue	104	105	126
Non-GAAP Revenues	$16,724	$16,362	$13,227

Gross Profit	$10,120	$10,343	$8,174
Purchase accounting adjustment to revenue	104	105	126
Share-based compensation	$357	$447	236
Non-GAAP Gross Profit	$10,581	$10,895	$8,536

Gross Margin	61%	64%	62%
Non-GAAP Gross Margin	63%	67%	65%

Loss from operations	$(20,976)	$(8,469)	$(11,125)
Purchase accounting adjustment to revenue	104	105	126
Amortization of intangibles	3,668	3,668	3,683
Share-based compensation	2,942	3,336	2,283
Goodwill impairment expense	15,827	—	2,000
Change in fair value of contingent consideration	(3,002)	1,235	1,951
Non-GAAP Loss from operations	$(1,437)	$(125)	$(1,082)

Net Loss	$(20,800)	$(9,531)	$(13,397)
Purchase accounting adjustment to revenue	104	105	126
Amortization of intangibles	3,668	3,668	3,683
Share-based compensation	2,942	3,336	2,283
Goodwill impairment expense	15,827	—	2,000
Change in fair value of contingent consideration	(3,002)	1,235	1,951
Change in fair value of warrant liability	(2,195)	456	973
Non-GAAP Net Loss	$(3,456)	$(731)	$(2,381)

	Year Ended
	December 31, 2021	December 31, 2020
Revenues	$60,453	$48,128
Purchase accounting adjustment to revenue	435	715
Non-GAAP Revenues	$60,888	$48,843

Gross Profit	$38,081	$29,660
Purchase accounting adjustment to revenue	435	715
Share-based compensation	1,459	811
Non-GAAP Gross Profit	$39,975	$31,186

Gross Margin	63%	62%
Non-GAAP Gross Margin	66%	64%

Loss from operations	(45,502)	(42,718)
Purchase accounting adjustment to revenue	435	715
Amortization of intangibles	14,579	14,681
Share-based compensation	9,969	8,621
Goodwill impairment expense	15,827	2,000
Restructuring charges	—	3,666
Change in fair value of contingent consideration	597	1,980
Non-GAAP Loss from operations	$(4,095)	$(11,055)

Net Loss	$(53,828)	$(41,884)
Purchase accounting adjustment to revenue	435	715
Amortization of intangibles	14,579	14,681
Share-based compensation	9,969	8,621
Goodwill impairment expense	15,827	2,000
Restructuring charges	—	3,666
Change in fair value of contingent consideration	597	1,980
Change in fair value of warrant liability	1,828	(2,131)
Non-GAAP Net Loss	$(10,593)	$(12,352)

Exhibit 3

GTY Technology Holdings Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$13,329	$22,800
Accounts receivable, net	12,604	9,994
Prepaid expenses and other current assets	4,191	2,583
Total current assets	30,124	35,377

Property and equipment, net	3,208	3,891
Intangible assets, net	86,528	101,107
Goodwill	268,808	284,635
Other assets	6,276	7,437
Total assets	$394,944	$432,447

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$5,483	$6,366
Deferred revenue - current portion	26,816	22,304
Contingent consideration - current portion	13	743
Other current liabilities	721	1,897
Total current liabilities	33,033	31,310

Deferred revenue - less current portion	1,979	1,602
Warrant liability	4,868	3,040
Deferred tax liability	17,738	17,494
Contingent consideration - less current portion	43,032	42,530
Term loan, net	24,641	26,632
Other long-term liabilities	2,716	3,074
Total liabilities	128,007	125,682

Commitments and contingencies

Shareholders’ equity:
Common stock	6	6
Exchangeable shares	50,358	54,224
Additional paid in capital	401,507	380,881
Accumulated other comprehensive income (loss)	(44)	6
Treasury stock	(8,343)	(5,633)
Accumulated deficit	(176,547)	(122,719)
Total shareholders' equity	266,937	306,765
Total liabilities and shareholders’ equity	$394,944	$432,447

Exhibit 4

GTY Technology Holdings Inc.

Condensed Statement of Cash Flows

(in thousands)

(unaudited)

	Year Ended	Year Ended
	December 31, 2021	December 31, 2020
Cash flows from operating activities:
Net loss	$(53,828)	$(41,884)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,020	863
Amortization of intangible assets	14,579	14,681
Amortization of right of use assets	1,600	2,034
Share-based compensation	9,969	8,621
Deferred income tax benefit	244	(2,781)
Loss on issuance/repurchase of shares	5,333	2,056
Change in fair value of warrant liability	1,828	(2,131)
Change in fair value of contingent consideration	597	1,980
Goodwill impairment	15,827	2,000
Gain on extinguishment of debt	(3,210)	—
Amortization of deferred debt issuance costs	697	759
Other	602	165
Changes in operating assets and liabilities:
Accounts receivable	(2,685)	(818)
Prepaid expenses and other assets	(1,816)	(725)
Accounts payable and accrued liabilities	(897)	(2,030)
Deferred revenue and other liabilities	4,887	6,335
Operating lease liabilities	(1,129)	(2,099)
Net cash (used in) provided by operating activities	(6,382)	(12,974)

Cash flows from investing activities:
Capital expenditures	(352)	(3,023)
Proceeds from disposal of fixed assets	6	30
Net cash (used in) provided by investing activities	(346)	(2,993)

Cash flows from financing activities:
Proceeds from borrowings, net of issuance costs	—	37,803
Repayments of borrowings	—	(12,000)
Contingent consideration payments	(825)	(1,286)
Common stock repurchases	(8,043)	(459)
Proceeds received from private placement of common stock, net of costs	—	7,000
Proceeds from issuance of common stock, net of costs	6,790	—
Other	(637)	(578)
Net cash provided by (used in) financing activities	(2,715)	30,480

Effect of foreign currency on cash	(28)	(87)

Net change in cash and cash equivalents	(9,471)	14,426
Cash and cash equivalents, beginning of period	22,800	8,374
Cash and cash equivalents, end of period	13,329	22,800

Company Contacts:

Investor Relations

ir@gtytechnology.com

1-877-465-3200